Exhibit 10.36

CDT ACQUISITION CORP.

Amended and Restated Stock Incentive Plan

SECTION 1.

PURPOSE

The purpose of the Plan (as such term and any other capitalized term used herein without definition are defined in Section 2) is to foster and promote the long-term financial success of the Company and the Subsidiaries and materially increase stockholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees and (c) enabling the Company and the Subsidiaries to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its and their operations is largely dependent.

SECTION 2.

DEFINITIONS

Whenever used herein, the following terms shall have the respective meanings set forth below:

Act: the Securities Exchange Act of 1934, as amended.

Adjustment Event: shall mean any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the Common Stock or recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares affecting the Common Stock, or any issuance of any warrants or rights offering (other than any such offering under the Plan) to purchase Common Stock at a price materially below Fair Market Value or other similar event affecting the Common Stock.

Board: the Board of Directors of the Company.

Cause: (i) the refusal or neglect of the Participant to perform substantially his or her employment-related duties, (ii) the Participant’s personal dishonesty, incompetence, willful misconduct or breach of fiduciary duty, (iii) the Participant’s conviction of or entering a plea of guilty or nolo contendere (or any applicable equivalent thereof) to a crime constituting a felony (or a crime or offense of equivalent magnitude in any jurisdiction) or his or her willful violation of any other law, rule, or regulation (other than a traffic violation or other offense or violation outside of the course of employment which in no way adversely affects the Company or its reputation or the ability of the Participant to perform his or her employment related duties or to represent the Company) or (iv) the material breach by the Participant of any covenant or agreement with the Company or any Subsidiary, or any written policy of the Company or any Subsidiary, not to disclose any information pertaining to the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary provided that, with respect to any Participant who is party to an employment agreement with the Company, “Cause” shall have the meaning specified in such Participant’s employment agreement or, in the case of any such Participant who is not party to an employment agreement but is a party to the Management Stockholders Agreement, “Cause” shall have the meaning specified in the Management Stockholders Agreement.

Change in Control: a transaction or series of transactions (other than a Public Offering):

(i) involving the sale, transfer or other disposition by the Kelso Entities and the Hillman Entities to one or more persons or entities that are not, immediately prior to such sale, affiliates of the Company, any Kelso Entity or any Hillman Entity, of all or substantially all of the Common Stock of the Company beneficially owned by the Kelso Entities and the Hillman Entities as of the date of such transaction; or

(ii) involving the sale, transfer or other disposition of all or substantially all of the assets of the Company and the Subsidiaries, taken as a whole, to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, affiliates of the Company, any Hillman Entity or any Kelso Entity.

Change in Control Price: the price per share of Common Stock paid in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash).

Code: the Internal Revenue Code of 1986, as amended.

Committee: the Compensation Committee of the Board or, if there shall not be any committee then serving, the Board.

Common Stock: the Class A common stock of the Company, par value $.01 per share.

Company: CDT Acquisition Corp., a Delaware corporation, and any successor thereto.

Disability: the termination of a Participant’s employment with the Company and any Subsidiary that employs Participant (or by the Company on behalf of any such Subsidiary) as a result of such Participant’s incapacity due to reasonably documented physical or mental illness that shall have prevented such Participant from performing his duties for the Company on a full-time basis for more than six months and within 30 days after written notice of termination has been given to such Participant, such Participant shall not have returned to the full time performance of his duties. The date of termination in the case of a termination due to “Disability” shall be deemed to be the last day of the aforementioned 30-day period. Notwithstanding the foregoing, (i) with respect to any Participant who is a party to an employment agreement with the Company, “Disability” shall have the meaning, if any, specified in such Participant’s employment agreement or, with respect to any such Participant who is not party to an employment agreement but is a party to the Management Stockholders Agreement, “Disability” shall have the meaning set forth in the Management Stockholders Agreement, and (ii) in the event a Participant whose employment with the Company terminates due to Disability continues to serve as a director of or a consultant to the Company, such Participant’s employment with the Company shall not be deemed to have terminated for purposes of the Plan or any Option agreement evidencing Options granted to such Participant until the date as of which such Participant’s services as a director of and consultant to the Company shall have also terminated.

Employee: any key employee, ex-employee or consultant of the Company or any Subsidiary.

Fair Market Value: if no Public Offering has occurred, the fair market value of a share of Common Stock as determined in accordance with the Management Stockholders Agreement. Following a Public Offering, the Fair Market Value, on any date of determination, shall mean the average of the closing sales prices for a share of Common Stock as reported on a national exchange for each of the ten business days preceding the date of determination or the average of the last transaction prices for a share of Common Stock as reported on a nationally recognized system of price quotation for each of the ten business days preceding the date of determination. In the event that there are no Common Stock transactions reported on such exchange or system on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported.

Hillman: Hillman Capital Corporation.

Hillman Entities: collectively, Hillman and Hillman CDT LLC.

Kelso: Kelso Investment Associates VI, L.P.

Kelso Entities: collectively, Kelso and KEP VI, LLC.

Management Stockholders Agreement: the Management Stockholders Agreement, dated as of January 31, 2001, among the Company and the management stockholders party thereto.

Option: the right to purchase Common Stock pursuant to the terms of the Plan at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an “Incentive Stock Option” within the meaning of section 422 of the Code or (ii) an Option which is not an Incentive Stock Option (a “Non-Qualified Stock Option”).

Participant: any Employee designated by the Committee to receive an award of Options under the Plan.

Permitted Transferee: a transferee permitted by the Amended and Restated By-Laws of the Company, as adopted on July 26, 1999.

Plan: this CDT Acquisition Corp. Stock Incentive Plan, as set forth herein and as the same may be amended from time to time in accordance with its terms.

Public Offering: a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, that covers (together with prior registrations) (a) not less than 20% of the outstanding shares of Common Stock, on a fully diluted basis, or (b) shares of Common Stock that, after the closing of such public offering, will be traded on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System.

Retirement: termination of a Participant’s employment on or after the date the Participant attains age 65. Notwithstanding the foregoing, (i) with respect to any Participant who is a party to an employment agreement with the Company, “Retirement” shall have the meaning, if any, specified in such Participant’s employment agreement or, with respect to any such Participant who is not party to an employment agreement but is a party to the Management Stockholders Agreement, “Retirement” shall have the meaning specified in the Management Stockholders Agreement, and (ii) in the event a Participant whose employment with the Company terminates due to Retirement continues to serve as a director of or a consultant to the Company, such Participant’s employment with the Company shall not be deemed to have terminated for purposes of the Plan or any Option agreement evidencing Options granted to such Participant until the date as of which such Participant’s services as a director of and consultant to the Company shall have also terminated, at which time the Participant shall be deemed to have terminated employment due to retirement.

Subsidiary: any corporation a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.

SECTION 3.

ELIGIBILITY AND PARTICIPATION

Participants in the Plan shall be those Employees selected by the Committee to participate in the Plan.

SECTION 4.

ADMINISTRATION

4.1. Power to Grant and Establish Terms of Options. The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine the Employees to whom Options shall be granted (which may include Employees who are members of the Committee) and the terms and conditions of any and all Options, including, but not limited to, the number of shares of Common Stock to be covered by each Option, the time or times at which Options shall be granted and the terms and provisions of the instruments by which Options shall be evidenced and to designate Options as Incentive Stock Options or Non-Qualified Stock Options. The proper officers of the Company may suggest to the Committee the Participants who should receive Options. The terms and conditions of each Option grant shall be determined by the Committee at the time of grant and such terms and conditions shall not be subsequently changed in a manner which would be adverse to the Participant without the consent of the Participant to whom such Option has been granted, even if this Plan shall be subsequently amended. The Committee may establish different terms and conditions for different Participants receiving Options and for the same Participant for each Option such Participant may receive, whether or not granted at the same or different times. The grant of any Option to any Employee shall neither entitle such Employee to, nor disqualify him from, the grant of any other Options.

4.2. Substitute Options. The Committee shall have the right, subject to the consent of Participants to whom Options have been granted, to grant in substitution for outstanding Options, replacement Options which may contain terms more favorable to the Participant than the Options they replace, including, without limitation, a lower exercise price (subject to Section 6.2), and to cancel replaced Options.

4.3. Administration. The Committee shall be responsible for the administration of the Plan. Any Options granted by the Committee may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine, in its discretion. The Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and to carry out its provisions and purposes. Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons and shall be given deference in any proceeding with respect thereto. The Committee may consult with legal counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

SECTION 5.

STOCK SUBJECT TO PLAN

5.1. Number. Subject to the provisions of Section 5.3, the number of shares of Common Stock subject to Options under the Plan may not exceed 2,000,000. The shares of Common Stock to be delivered under the Plan may consist, in whole or in part, of shares held in treasury or authorized but unissued shares not reserved for any other purpose.

5.2. Canceled Terminated or Forfeited Awards. Any shares of Common Stock subject to an Option which for any reason expires or is canceled, terminated or otherwise settled without the issuance of such shares of Common Stock shall again be available for grant under the Plan.

5.3. Adjustment in Capitalization. The aggregate number of shares of Common Stock available for grants of Options under Section 5.1 or subject to outstanding Option grants and the respective prices and/or vesting criteria applicable to outstanding Options shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, each Adjustment Event. To the extent deemed equitable and appropriate by the Committee, in its good faith judgment, and subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction (other than a Change in Control), any Option granted under the Plan shall pertain to the securities or other property to which a holder of the number of shares of Common Stock covered by the Option would have been entitled to receive in connection with such event.

SECTION 6.

STOCK OPTIONS

6.1. Grant of Options. Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. The date of grant of an Option under the Plan will be the date on which the Option is awarded by the Committee or, if so determined by the Committee on the date of award of an Option, the date on which occurs any event the occurrence of which is an express condition precedent to the grant of the Option. The Committee shall determine the number of Options, if any, to be granted to a Participant. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which the Options or any portion thereof shall become vested or exercisable and otherwise shall be in substantially the form of the Option agreement attached hereto as Exhibit A, with respect to a Participant who is an Employee as of 15 March, 2002, or in substantially the form of the Option agreement attached hereto as Exhibit B, with respect to a Participant who is not an Employee as of 15 March, 2002, subject to such changes not inconsistent with the Plan as the Committee shall determine, in its good faith judgment, to be equitable and appropriate.

6.2. Option Price. Non-Qualified Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price per share of Common Stock determined by the Committee, provided that such per share exercise price may not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted.

6.3. Exercise of Options. Options awarded to a Participant under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions, including the performance of a minimum period of service or the satisfaction of performance goals, as the Committee may impose at the time of grant of such Options, subject to the Committee’s right to accelerate the exercisability of such Options in its discretion. Notwithstanding the foregoing, no Option shall be exercisable on or after the tenth anniversary of the date on which it is granted. Except as may be provided in any provision approved by the Committee pursuant to this Section 6.3, after becoming exercisable each installment shall remain exercisable until expiration, termination or cancellation of the Option. Subject to Section 9.7, an Option may be exercised from time to time, in whole or in part, up to the total number of shares of Common Stock with respect to which it is then exercisable.

6.4. Payment. The Committee shall establish procedures governing the exercise of Options, which shall require that (x) as a condition to the issuance of any shares of Common Stock upon the exercise of the Options prior to a Public Offering, the Participant become a party to the Management Stockholders Agreement and the Registration Rights Agreement with respect to such shares, (y) written notice of exercise be given to the Company and (z) the Option exercise price be paid in full at the time of exercise in one of the following ways: (i) in cash or cash equivalents, including an assignment of the right to receive cash proceeds from the sale of any Common Stock subject to the Option, (ii) in accordance with such procedures or in such other form as the Committee shall from time to time determine or (iii) at any time following a Public Offering, in unencumbered shares of Common Stock which have been owned by the Participant for at least six months (or such longer period as is required by applicable accounting standards to avoid a charge to earnings) having an aggregate Fair Market Value on the date of exercise equal to such aggregate Option exercise price, or in a combination of cash and such unencumbered shares of common stock. Subject to Section 9.4, as soon as practicable after receipt of a written exercise notice, payment of the Option exercise price and receipt of evidence of the Participant’s execution of the Management Stockholders Agreement and the Registration Rights Agreement in accordance with this Section 6.4, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Common Stock.

6.5. Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under section 422 of the Code, or, without the consent of any Participant affected thereby, to cause any Incentive Stock Option previously granted to fail to qualify for the Federal income tax treatment afforded under section 421 of the Code.

6.6. Termination of Employment Due to Retirement or Other Special Termination. Unless otherwise determined by the Committee at the time of grant, in the event a Participant’s employment with the Company terminates by reason of Retirement or, in the case of a Participant who is party to an employment agreement with the Company, a termination by the Company without Cause (as defined in such Participant’s employment agreement) or by the Participant for Good Reason (as so defined), any Options granted to such Participant which, on or prior to the date of such termination, have become exercisable in accordance with Section 6.3, may be exercised at any time prior to the first anniversary of the Participant’s termination of employment or the expiration of the term of the Options, whichever period is shorter.

6.7. Termination of Employment Due to Death or Disability. Unless otherwise determined by the Committee at the time of grant, in the event a Participant’s employment with the Company terminates by reason of death or Disability, any Options granted to such Participant which on or prior to the date of such termination, have become exercisable in accordance with Section 6.3, may be exercised by the Participant or the Participant’s designated beneficiary (or, if no such beneficiary is named, in accordance with Section 9.2) at any time prior to the first anniversary of the Participant’s termination of employment or the expiration of the term of the Options, whichever period is shorter.

6.8. Termination of Employment For Cause. Unless otherwise determined by the Committee at the time of grant, in the event a Participant’s employment with the Company is terminated for Cause, all Options granted to such Participant which are then outstanding (whether or not exercisable on or prior to the date of such termination) shall be immediately forfeited and canceled.

6.9. Termination of Employment for Any Other Reason. Unless otherwise determined by the Committee at or after the time of grant, in the event the Participant’s employment with the Company terminates for any reason other than one described in Section 6.6 or 6.7, any Options granted to such Participant which are exercisable at the date of the Participant’s termination of employment shall be exercisable at any time during the 60 day period following the Participant’s termination of employment or the expiration of the term of such Options, whichever period is shorter.

6.10. Termination of Options. Unless otherwise determined by the Committee at the date of grant, upon the termination of a Participant’s employment, any Options that are not then exercisable shall terminate and be canceled effective upon the date of such termination.

6.11. Committee Discretion. Notwithstanding anything else contained in this Section 6 to the contrary, the Committee may permit all or any portion of any Options to be exercised following a Participant’s termination of employment for any reason on such terms and subject to such conditions not less favorable to such Participant than those terms and conditions provided for herein or in the Option agreement evidencing the grant to such Participant of the applicable Options, as the Committee shall determine for a period up to and including, but not beyond, the expiration of the term of such Options.

SECTION 7.

CHANGE IN CONTROL

7.1. Compelled Exercise of Options. Unless otherwise determined by the Committee at the time of grant, in the event of a Change in Control, the Company shall have the right (exercisable upon written notice to Participants) to compel Participants to exercise their Options (whether or not then exercisable) at the time of such Change in Control; provided, however, that any Options with a per share exercise price in excess of the Change in Control Price shall be immediately canceled in lieu of such compelled exercise.

7.2. Alternative Awards. Notwithstanding Section 7.1, if provided in the option agreement evidencing the Options, no compelled exercise, cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Option that would otherwise have been canceled pursuant to Section 7.1 if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Option shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an “Alternative Award”) by a Participant’s employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:

(i) provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights applicable under such Option, including, but not limited to, a substantially similar or better exercise or vesting schedule and substantially similar or better timing and methods of payment;

(ii) have substantially equivalent economic value to such Option (determined at the time of the Change in Control); and

(iii) have terms and conditions which provide that in the event that the Participant’s employment is involuntarily terminated following a Change in Control any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability (including vesting) applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

7.3. The terms and conditions applicable to any Options granted hereunder that may become vested upon the attainment of performance objectives shall not be affected in any way by reason of this Section 7.

SECTION 8.

AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

The Committee may, with the consent of the Company’s Chief Executive Officer (or if none, another senior executive designated by the Committee), at any time terminate or suspend the Plan and from time to time amend or modify the Plan. No such action of the Committee may, without the consent of a Participant, alter or impair such Participant’s rights under any previously granted Option.

SECTION 9.

MISCELLANEOUS PROVISIONS

9.1. Nontransferability of Awards. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Option to be transferred to a Permitted Transferee, no Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to any Option granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or, if applicable, a Permitted Transferee.

9.2. Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid or Options outstanding at the Participant’s death shall be paid to or exercisable by the Participant’s surviving spouse, if any, or otherwise to or by his estate.

9.3. No Guarantee of Employment or Participation; No Additional Compensation for Loss of Rights Under Plan. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Option grants. If any Participant’s employment with the Company or any Subsidiary shall be terminated for any reason, such Participant shall not be entitled to any compensation or other form of remuneration with respect to such termination (except as otherwise provided herein) to compensate such Participant for the loss of any rights under the Plan notwithstanding any provision to the contrary in his or her contract of employment.

9.4. Tax Withholding; U.K. National Insurance Contributions. With respect to any Option or cash payments hereunder, the Company or any Subsidiary shall have the power to withhold, or require a Participant to remit to the Company or such Subsidiary promptly upon notification of the amount due, an amount sufficient to satisfy: (a) all federal, state, local and foreign statutory withholding tax requirements and (b) U.K. National Insurance Contributions and similar federal, state, local and foreign charges. The Company or such Subsidiary may defer payment of cash or issuance or delivery of Common Stock until such requirements are satisfied or such contribution is paid. At any time before the exercise, assignment, cancellation or release of any Option, a Participant may be required by the Company or any Subsidiary to enter into: (x) a joint election to transfer liability for U.K. National Insurance Contributions with respect to such Option to such Participant in a form approved by the Inland Revenue and acceptable to the Company or such Subsidiary and (y) such arrangements as may be approved by the Inland Revenue in order to secure the transfer of such liability.

9.5. Indemnification. Each person who is or shall have been a member of the Board or the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, by contract, as a matter of law or otherwise.

9.6. No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees in cash or property.

9.7. Requirements of Law. The granting of Options and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

9.8. Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

9.9. No Impact On Benefits. Options granted under the Plan are not compensation for purposes of calculating an Employee’s rights under any employee benefit plan.

9.10. Securities Law Compliance. Instruments evidencing the grant of Options may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable, including a requirement that the Participant represent to the Company in writing, when he receives shares upon exercise of an Option (or at such other time as the Committee deems appropriate) that he is acquiring such shares (unless they are then covered by an effective registration statement filed under the Securities Act of 1933, as amended) for his own account for investment only and with no present intention to transfer, sell or otherwise dispose of such shares except such disposition by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of the Participant. Such shares shall be transferable only if the proposed transfer shall be permissible pursuant to the Plan and if, in the opinion of counsel satisfactory to the Company, such transfer at such time will be in compliance with all applicable securities laws. To the extent required by applicable federal or state securities laws, the Company shall provide Participants with Company financial statements.

9.11. Term of Plan. This Plan shall be effective as of July 25, 2000 and shall expire on the tenth anniversary of such date (except as to Options outstanding on that date), unless sooner terminated pursuant to Section 8 of the Plan.